A special meeting of the fund's shareholders was held on April 13, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. *
	# of Votes	% of Votes
Affirmative	7,963,915,275.00	80.395
Against	1,604,213,132.51	16.194
Abstain	331,409,117.16	3.346
Broker Non-Votes	6,453,184.00	.065
TOTAL	9,905,990,708.67	100.000
PROPOSAL 2
To elect a Board of Trustees. *
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	9,373,053,787.27	94.620
Withheld	532,936,921.40	5.380
TOTAL	9,905,990,708.67	100.000
Dennis J. Dirks
Affirmative	9,385,368,522.63	94.744
Withheld	520,622,186.04	5.256
TOTAL	9,905,990,708.67	100.000
Robert M. Gates
Affirmative	9,372,071,963.26	94.610
Withheld	533,918,745.41	5.390
TOTAL	9,905,990,708.67	100.000
George H. Heilmeier
Affirmative	9,374,826,621.61	94.638
Withheld	531,164,087.06	5.362
TOTAL	9,905,990,708.67	100.000
Abigail P. Johnson
Affirmative	9,349,225,683.70	94.380
Withheld	556,765,024.97	5.620
TOTAL	9,905,990,708.67	100.000
Edward C. Johnson 3d
Affirmative	9,336,624,684.41	94.252
Withheld	569,366,024.26	5.748
TOTAL	9,905,990,708.67	100.000
Marie L. Knowles
Affirmative	9,385,202,135.87	94.743
Withheld	520,788,572.80	5.257
TOTAL	9,905,990,708.67	100.000
Ned C. Lautenbach
Affirmative	9,376,788,549.33	94.658
Withheld	529,202,159.34	5.342
TOTAL	9,905,990,708.67	100.000
Marvin L. Mann
Affirmative	9,361,169,551.40	94.500
Withheld	544,821,157.27	5.500
TOTAL	9,905,990,708.67	100.000
William O. McCoy
Affirmative	9,363,552,602.29	94.524
Withheld	542,438,106.38	5.476
TOTAL	9,905,990,708.67	100.000
Robert L. Reynolds
Affirmative	9,372,289,526.22	94.612
Withheld	533,701,182.45	5.388
TOTAL	9,905,990,708.67	100.000
Cornelia M. Small
Affirmative	9,384,016,844.12	94.731
Withheld	521,973,864.55	5.269
TOTAL	9,905,990,708.67	100.000
William S. Stavropoulos
Affirmative	9,373,082,552.28	94.620
Withheld	532,908,156.39	5.380
TOTAL	9,905,990,708.67	100.000
Kenneth L. Wolfe
Affirmative	9,374,633,251.39	94.636
Withheld	531,357,457.28	5.364
TOTAL	9,905,990,708.67	100.000
* Denotes trust-wide proposals and voting results.